SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2006

WASTECH, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	0-18824	56-2451079
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3 Broad Street, Suite 3A

Charleston, South Carolina 29401

(Address of principal executive offices) (Zip Code)

(843) 805-6620

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 14, 2006, Wastech of West Virginia, Inc. (“Wastech WV”), a wholly-owned subsidiary of Wastech, Inc. (the “Company”), acquired from the H.M. Flood Trust, Ltd. (“Flood Trust”) the rights to approximately 44,000 acres of subsurface coal, coal bed methane and all other mineral rights in various counties in West Virginia (the “Mineral Rights”), and 5,898.49 acres of oil and gas reserves in Fayette County, West Virginia (the “O&G Rights”).  The purchase price for the Mineral Rights and the O&G Rights consisted of:

•

$706,500 paid at closing;

•

$980,000 payable to the Flood Trust on August 25, 2006;

•

11,750,000 shares of common stock of the Company to the Flood Trust; and

•

A promissory note in the amount of $4,000,000 due and payable in full on April 13, 2009 without interest.

In addition, the Company agreed to execute an employment agreement with John F. Hale, Jr. on such terms that the parties mutually agreed.

The Company had planned to make the payment of $980,000 to the Flood Trust that was due on August 25, 2006 from the proceeds of the sale of common stock to Environmental Energy Services, Inc. (“EES”), which had committed to purchase sufficient shares of common stock in the Company to fund Wastech WV’s obligation to the Flood Trust.  However, EES defaulted on its obligation to purchase common stock in the Company, which caused Wastech WV to default on its obligation to pay the Flood Trust $980,000 on August 25, 2006.  As a result, Wastech WV negotiated an extension of the date of this payment to October 7, 2006.  Wastech WV did not make the payment on October 7, 2006.  On October 10, 2006, the Flood Trust filed a lawsuit against Wastech WV in Kanawha County, West Virginia, to recover the payment of $980,000 due on October 7, 2006, as well as the amount due on the $4,000,000 note due on April 13, 2009.

On December 22, 2006, the Company, Flood Trust and Wastech WV entered into a Settlement Agreement, which settled and compromised Wastech WV’s obligations to Flood Trust on the following terms:

•

Wastech WV sold the O&G Rights to the Flood Trust in exchange for the cancellation of the $4,000,0000 promissory note due and payable to the Flood Trust April 13, 2009; and

•

The Company sold a fifty percent (50%) in Wastech WV to the Flood Trust in return for a 25% overriding royalty in the O& G Rights, provided that the Flood Trust may sell any part or all of the O&G Rights to a third party in an arms-length, bona-fide transaction free and clear of the royalty interest upon payment to the Company of 12.5% of the gross sales price of the O&G Rights, and further provided that the Company has a right of first refusal with respect to the sale of any portion of the O&G Rights for less than $1,000,000.

In addition, the parties executed the following material agreements:

Shareholder Agreement:  The Company, Wastech WV and the Flood Trust executed a Shareholders’ Agreement of Wastech of West Virginia, Inc. (the “Shareholders’ Agreement”), which contained the following material terms:

•

Wastech WV will be managed by a three member board of directors, one of which would be appointed by the Company, one of which would be appointed by the Flood Trust, and one of which would be a third person mutually agreeable to the Company and the Flood Trust.  To date, the parties have not appointed a third person to the board of Wastech WV.

•

Each shareholder is barred from transferring its shares in Wastech WV, unless the proposed transfer is to a related party, the other shareholder consents to the transfer, or the shares are first offered to the other shareholder on the same terms.

•

A majority of the board of Wastech WV can authorize capital calls on the shareholders to pay operating costs, marketing costs and ad valorem taxes assessed against the Mineral Rights, among other reasons.  Each shareholder is required to fund its pro rata percentage of a capital call.  If one shareholder fails to satisfy its share of a capital call, the other shareholder may provide funds, and treat the investment as a loan at 15% per annum secured by a prior lien on the Mineral Rights, or purchase additional shares of common stock in Wastech WV at $1,000 per share.

•

Wastech of WV cannot take the following actions without the approval of all shareholders:

▪

pay any compensation to any shareholder or officer;

▪

enter into any transaction with any shareholder or officer, or any affiliate thereof;

▪

enter into any written employment or consulting agreement, other than the consulting agreement with John Hale;

▪

enter into any contracts which obligate it to pay more than $5,000;

▪

increase the base compensation or other benefits of any employee by more than 10%;

▪

make any change in any employee benefit plan which would materially increase the cost thereof or adopt any new employee benefit plan;

▪

issue or commit to issue any shares of common stock, or repurchase any outstanding shares of common stock;

▪

grant any options, warrants, or other rights to subscribe for or purchase or otherwise acquire any shares of common stock or issue or commit to issue any securities convertible into or exchangeable for shares of common stock;

▪

declare, set aside, or pay any dividend or distribution with respect to shares of common stock;

▪

directly or indirectly redeem, purchase, or otherwise acquire or commit to acquire any shares of common stock or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any loan or financing agreement;

▪

effect a split or reclassification of shares of common stock;

▪

change its articles of organization, bylaws, or other governing instruments, except to effectuate the transactions contemplated by this Agreement, except for any amendment necessary to increase the number of authorized shares to the extent necessary to issue any shares required to be issued to satisfy capital calls made on the shareholders;

▪

borrow or agree to borrow any funds, except for loans from shareholders resulting from a capital call on shareholders;

▪

waive or commit to waive any right of substantial value; or

▪

sell any Mineral Rights for less than the cost basis of the Mineral Rights.

Flood Trust Note:  Wastech WV executed a promissory note to the Flood Trust in the amount of 1,025,728 (the “Flood Trust Note”), which bears interest at 8% per annum and is repayable on the terms set forth in an Intercreditor Agreement.

Wastech Note: Wastech WV executed a promissory note to the Company in the amount of $1,211,500 (the “Wastech Note”), which bears interest at 8% per annum and is repayable on the terms set forth in an Intercreditor Agreement.

Intercreditor Agreement:  The Company and the Flood Trust executed an Intercreditor Agreement, under which the parties agreed that the Flood Trust would be paid the first $240,000 derived from the sale, all subsequent proceeds would be divided equally between the Company and the Flood Trust, and neither party can take any legal action against Wastech WV or the Mineral Rights unless such legal action was approved by the other party, among other provisions.

Deed of Trust:  Wastech WV executed a Deed of Trust, under which it pledged the Mineral Rights to secure the Wastech Note, the Flood Trust Note and any amounts due and payable to either Wastech or Flood Trust under the Shareholders Agreement.

Consulting Agreement:  Wastech WV agreed to execute a Consulting Agreement with John F. Hale, Jr., as its Chief Operating Officer, providing for annual consulting fees of $150,000 annually, and for a term of three (3) years, payment of which is subject to (1) the availability of funds for the Company from the sale, rental or exploration of the Mineral Rights, after taking into account the cash available to the Company after satisfaction of its liabilities at any give time, and (2) the right of Mr. Hale to convert, at any time, his fee into shares of common stock of Wastech, Inc. at $0.175 per share.  The Consulting Agreement has not been executed yet.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in more detail in Item 1.01, on or about December 22, 2006, the Company completed the disposition of the O&G Rights and 50% of its ownership interest in Wastech of West Virginia, Inc., which formerly was a wholly-owned subsidiary of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired:  Not applicable.

(b)

Pro Forma Financial Information:  Not applicable.

(c)

Exhibits:

Regulation S-B No.	Description
10.1	Settlement Agreement between Wastech of West Virginia, Inc., Wastech, Inc. and H.M. Flood Business Trust, Ltd. dated December 22, 2006
10.2	Intercreditor Agreement between Wastech, Inc. and H.M. Flood Business Trust, Ltd. dated December 22, 2006
10.3	Royalty Agreement between Wastech, Inc. and H.M. Flood Business Trust, Ltd. dated December 22, 2006
10.4	Shareholders’ Agreement between Wastech, Inc., Wastech of West Virginia, Inc. and H.M. Flood Business Trust, Ltd. dated December 22, 2006
10.5	Form of Deed of Trust between Wastech of West Virginia, Inc., Wastech, Inc., H.M. Flood Business Trust, Ltd., and Ray Dodson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

02-22-07 Date: ________________________	WASTECH, INC. /s/ Richard D. Tuorto, Sr. Richard D. Tuorto, Sr., Chief Executive Officer